Exhibit 10.17.1

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of                          , 2014 (the “Effective Date”), by and between PKY-401 CONGRESS, LLC, a Delaware limited liability company (“Landlord”), and UPLAND SOFTWARE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (f/k/a TPG-401 Congress LLC) and Tenant are parties to that certain Lease Agreement dated as of February 27, 2014 (the “Lease”).

B.	Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 6,255 rentable square feet (the “Existing Premises”) (being Suite 1850) located on a portion of the 18th floor of the Building commonly known as Frost Bank Tower located at 401 Congress Avenue, Austin, Texas 78701.

C.	The Lease by its terms is scheduled to expire on May 31, 2017 (the “Existing Expiration Date”), and Tenant and Landlord desire to extend the Term as set forth herein.

D.	Tenant has requested that additional space shown on Exhibit A attached hereto (the “First Amendment Expansion Space”) containing approximately 3,641 rentable square feet on the 18th floor of the Building be added to the Existing Premises.

E.	Tenant and Landlord desire to amend the Lease pursuant to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Extension. The Term is hereby extended for a period (the “First Extended Term”) commencing on June 1, 2017 (the “First Extended Term Commencement Date”) and expiring on the last day of the sixtieth (60th) full calendar month after the “First Amendment Expansion Date” (as defined below) (the “First Extended Term Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. The capitalized word, “Term,” as used in the Lease and in this Amendment refers to the initial Term and the First Extended Term.

2.	Expansion.

2.01.	Effective as of the First Amendment Expansion Date, the Existing Premises shall be increased from 6,255 rentable square feet to 9,896 rentable square feet by the addition of the First Amendment Expansion Space. From and after the First Amendment Expansion Date, the capitalized term, “Premises,” as used in the Lease and this Amendment, refers to the Existing Premises and the First Amendment Expansion Space.

2.02.	The term for the First Amendment Expansion Space shall commence on the First Amendment Expansion Date and end on the expiration of the Term (as extended pursuant to Section 1 above; i.e., the last day of the sixtieth (60th) full calendar month after the First Amendment Expansion Date). The lease of the First Amendment Expansion Space is subject to all of the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements (except for the abatements provided for in Sections 23 and 24 of the Lease) or other financial concessions granted with respect to the Existing Premises.

2.03.	The “First Amendment Expansion Date” shall be the earlier to occur of the following dates: (a) the date Tenant takes possession of all or any portion of the First Amendment Expansion Space for the purpose of conducting Tenant’s business (without any obligation of Tenant to take possession of the First Amendment Expansion Space prior to Substantial Completion, as defined in Exhibit D attached to the Lease, of the First Amendment Initial Improvements, as hereinafter defined); or (b) the First Amendment Completion Date (as hereinafter defined). The term “First Amendment Completion Date” means the date on which Substantial Completion of the First Amendment Initial Improvements to be constructed by Landlord in the First Amendment Expansion Space occurs; provided, however, if Substantial Completion of said First Amendment Initial Improvements in the First Amendment Expansion Space is delayed because of a “Tenant Delay” (as defined in Exhibit D attached to the Lease), then the First Amendment Completion Date shall be deemed to occur on the earliest date (as determined by Landlord) that said First Amendment Initial Improvements would have been Substantially Complete but for such Tenant Delay.

2.04.	Landlord anticipates tendering possession of the First Amendment Expansion Space to Tenant with the First Amendment Initial Improvements Substantially Completed on or about January 1, 2015. Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of any portion of the First Amendment Expansion Space to Tenant if said delay is caused by any reason beyond Landlord’s reasonable control. Accordingly and without limiting the generality of the foregoing, Tenant acknowledges that the First Amendment Expansion Date may occur before or after January 1, 2015.

2.05.	With the approval of Landlord, Tenant may enter the First Amendment Expansion Space prior to the First Amendment Expansion Date for the sole purpose of installing furniture, fixtures and equipment or other personal property within the First Amendment Expansion Space. During any period that Tenant shall be permitted to enter the First Amendment Expansion Space prior to the First Amendment Expansion Date, Tenant shall comply with all of the terms and provisions of the Lease and this Amendment in connection with the same, except those provisions requiring payment of Base Rent and Additional Rent with respect to the First Amendment Expansion Space prior to the First Amendment Expansion Date. However, notwithstanding the foregoing to the contrary, Tenant shall pay Landlord for any services requested by Tenant (e.g., after hours HVAC usage) and any other Rent due and owing to Landlord with respect to the First Amendment Expansion Space.

2.06.	At the request of either party, Landlord and Tenant will execute a memorandum in the form of Exhibit B attached hereto setting forth the First Amendment Expansion Date.

3.	Base Rent.

3.01.	Tenant shall pay Base Rent with respect to the Existing Premises from the Effective Date to the Existing Expiration Date in accordance with the terms of the Lease.

3.02.	The schedule of Base Rent payable with respect to the First Amendment Expansion Space from the First Amendment Expansion Date to the First Extended Term Expiration Date is the following:

Period	Annual Rate Per Square Foot	Monthly Base Rent
First Amendment Expansion Date-12th full calendar month after the First Amendment Expansion Date	$32.00	$9,709.33
13th full calendar month after the First Amendment Expansion Date-24th full calendar month after the First Amendment Expansion Date	$33.00	$10,012.75
25th full calendar month after the First Amendment Expansion Date-36th full calendar month after the First Amendment Expansion Date	$34.00	$10,316.17
37th full calendar month after the First Amendment Expansion Date-48th full calendar month after the First Amendment Expansion Date	$35.00	$10,619.58
49th full calendar month after the First Amendment Expansion Date-60th full calendar month after the First Amendment Expansion Date	$36.00	$10,923.00

3.03.	The schedule of Base Rent payable with respect to the Existing Premises during the period from the First Extended Term Commencement Date to the First Extended Term Expiration Date is the following:

Period	Annual Rate Per Square Foot	Monthly Base Rent
First Extended Term Commencement Date-36th full calendar month after the First Amendment Expansion Date	$35.00	$18,243.75
37th full calendar month after the First Amendment Expansion Date-48th full calendar month after the First Amendment Expansion Date	$36.00	$18,765.00
49th full calendar month after the First Amendment Expansion Date-60th full calendar month after the First Amendment Expansion Date	$37.00	$19,286.25

3.04.	All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.	Additional Rent.

4.01.	Tenant shall continue to pay for Tenant’s Additional Rent applicable to the Existing Premises in accordance with the Lease.

4.02.	Commencing on the First Amendment Expansion Date and thereafter during the Term, Tenant shall pay for Tenant’s Additional Rent applicable to the First Amendment Expansion Space in addition to the Existing Premises in accordance with the terms of the Lease.

4.03.	In accordance with Section 4.02 above, as of the First Amendment Expansion Date, Tenant’s Pro-rata Share with respect to the Premises (i.e., the Existing Premises and the First Amendment Expansion Space) shall be 1.8494%.

5.	Parking.

5.01.	Section 1(m) of the Lease is hereby amended by deleting the first sentence in said Section 1(m) and inserting the following in lieu thereof:

“Subject to Section 48(b) below, thirty-two (32) unreserved parking spaces and four (4) reserved parking spaces in the Building’s Parking Facility.”

5.02.	Section 48(b) of the Lease is hereby amended by deleting said Section 48(b) and inserting the following in lieu thereof:

“(b) From the period beginning on the Effective Date and ending on December 31, 2015 (the “Parking Election Date”), Tenant may, upon not less than five (5) days’ prior written notice to Landlord, increase or decrease the number of Parking Spaces leased by Tenant in connection with the Premises, such increases limited to a total of thirty-two (32) unreserved Parking Spaces and four (4) reserved

Parking Spaces. On or before the Parking Election Date, Tenant shall deliver to Landlord a written election (the “Parking Election”) to lease all or a portion of the Parking Spaces for the period commencing on January 1, 2016 and ending on the last day of the Term. The number of Parking Spaces designated in the Parking Election shall constitute the Parking Spaces leased by Tenant for the Term, on a must-take, must-pay basis, and Tenant shall not be entitled to increase or decrease the number of Parking Spaces leased by Tenant during the Term thereafter. If Tenant fails to deliver the Parking Election on or before the Parking Election Date, then Tenant shall be deemed to have delivered a Parking Election electing to lease the number of the Parking Spaces then in use by Tenant (i.e., up to thirty-two (32) unreserved Parking Spaces and up to four (4) reserved Parking Spaces). Notwithstanding anything herein to the contrary, Tenant shall have a right to reject by written notice to Landlord the location of the reserved Parking Spaces within fifteen (15) days following Landlord’s designation and notice to Tenant thereof, in which event the reserved Parking Spaces shall be deemed excluded from the Parking Spaces and the unreserved Parking Spaces shall be increased from thirty-two (32) to thirty-six (36) subject to adjustment pursuant to the remainder of this Section 48(b), and Tenant shall have no obligation to pay any of the Parking Charges associated with the premium for the reserved Parking Spaces from and after the date that Landlord receives Tenant written notice of rejection pursuant to this sentence; if Tenant fails to reject the location of the reserved Parking Spaces within said 15-day period pursuant to this sentence, then Tenant shall have no further right to reject the same.”

6.	Improvements to Premises.

6.01.	TENANT ACKNOWLEDGES AND AGREES THAT AS OF THE EFFECTIVE DATE TENANT IS IN POSSESSION OF THE EXISTING PREMISES AND HAS INSPECTED THE FIRST AMENDMENT EXPANSION SPACE AND THAT TENANT ACCEPTS, AND WILL ACCEPT DURING THE TERM, THE SAME IN THEIR PRESENT “AS-IS, WHERE IS” CONDITION AND WITHOUT ANY AGREEMENTS, REPRESENTATIONS, UNDERSTANDINGS OR OBLIGATIONS ON THE PART OF LANDLORD TO PERFORM ANY ALTERATIONS, REPAIRS OR IMPROVEMENTS, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN SECTION 6.02 BELOW AND THE LEASE. LANDLORD, ANY AGENT OF LANDLORD AND ANY BROKER HAVE NOT MADE, AND WILL NOT MAKE, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE EXISTING PREMISES, THE FIRST AMENDMENT EXPANSION SPACE, THE BUILDING, THE COMMON AREAS OR ANY OTHER PORTION OF THE PROJECT. LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY OR MERCHANTABILITY.

6.02.	So long as there exists no Default, Landlord will construct Initial Improvements desired to be constructed by Tenant in the First Amendment Expansion Space and

in the Existing Premises (the “First Amendment Initial Improvements”) and make available to Tenant an improvement allowance of up to $200,255.00 (i.e., $55.00 per square foot of Rentable Area of the First Amendment Expansion Space) (the “First Amendment Improvement Allowance”) in connection with the construction of said First Amendment Tenant Improvements, in each case in accordance with, and subject to, the terms of Exhibit D attached to the Lease (as modified by this Amendment); provided, however, that: (a) the Plans Due Date for the First Amendment Initial Improvements shall be October 1, 2014; (b) the Allowance Expiration Date for the First Amendment Improvement Allowance shall be May 31, 2015 (the “First Amendment Allowance Expiration Date”) and if there is any undisbursed amount of the First Amendment Improvement Allowance remaining on the First Amendment Allowance Expiration Date, then (i) up to $15,413.56 of the undisbursed First Amendment Improvement Allowance will be applied as payment against Base Rent and Tenant’s Additional Rent with respect to the First Amendment Expansion Space coming due on June 1, 2015, and (ii) any other remaining undisbursed amount of the First Amendment Improvement Allowance shall inure solely to the benefit of Landlord, and Tenant shall have no rights to any credit, offset, abatement or payment with respect thereto; (c) in connection with the services to be provided by Landlord with respect to the First Amendment Initial Improvements, Tenant shall pay, out of the First Amendment Improvement Allowance, to PKY Masters TRS Services, LLC (an affiliate of Landlord) within ten (10) days of invoice a construction management fee equal to five percent (5%) of the total cost of the First Amendment Initial Improvements, and the same shall be considered an Improvement Cost for purposes of Exhibit D attached to the Lease; and (d) Section 8 of Exhibit D attached to the Lease is hereby deleted in its entirety. If there is any portion of the First Amendment Improvement Allowance remaining upon Substantial Completion of the First Amendment Initial Improvements, then prior to the First Amendment Allowance Expiration Date, Tenant may elect to have Landlord construct additional First Amendment Initial Improvements in the First Amendment Expansion Space and in the Existing Premises in accordance with, and subject to, the terms of this Section 6.02 and the terms of Exhibit D attached to the Lease (as modified by this Amendment); provided, however, (A) the construction of such additional First Amendment Initial Improvements will not delay the First Amendment Expansion Date or otherwise impact the Term of the Lease; (B) in no event will any undisbursed portion of the First Amendment Improvement Allowance be available to Tenant after the First Amendment Allowance Expiration Date for purposes of constructing such additional First Amendment Initial Improvements or otherwise (except as expressly set forth in subparagraph (b)(i) above); (C) such additional First Amendment Initial Improvements may be constructed by Landlord during and/or after business days and Building Standard Hours, no such construction shall be deemed an eviction of Tenant and Tenant shall not be entitled to any offset, abatement or other rights or remedies due to interference with Tenant’s use and occupancy of the Premises caused by such construction by Landlord; (D) Tenant agrees to reasonably cooperate with Landlord in connection with such construction and Tenant shall cause its employees, agents and invitees to comply with Landlord’s construction rules and regulations; and (E) notwithstanding anything herein to the contrary, any delay in the completion of such additional First Amendment Initial Improvements shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under this Amendment or the Lease.

6.03.	Tenant acknowledges and agrees that Landlord has fully credited Tenant with the initial Improvement Allowance set forth in Section 1.c. of Exhibit D attached to the Lease and completed all of the Landlord Work set forth in Section 8 of Exhibit D attached to the Lease. Accordingly, Tenant agrees that any prior right to have Landlord disburse, reimburse, or otherwise credit Tenant with any allowance provided for in the Lease (except as provided in Section 6.02 above) and to complete any work is hereby deleted and Tenant shall have no claim for such allowances or any work.

6.04.	Except as provided in Section 6.02 above, any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of the Lease.

7.	Security Deposit.

7.01.	The Cash Security Deposit is hereby increased from $27,522.00 to $42,935.57. Tenant shall deposit such increase (i.e., $15,413.57) with Landlord as of the Effective Date.

7.02.	The Credit Limit of the Letter of Credit is hereby increased from $56,295.00 to $156,295.00. On or before October 1, 2014, Tenant shall deliver a replacement Letter of Credit to Landlord in the amount of the increased Credit Limit (i.e., $156,295.00), which Letter of Credit shall be in a form reasonably acceptable to Landlord, Lender and Tenant.

7.03.	Tenant shall be required to continue to maintain the Cash Security Deposit and the Letter of Credit (each as increased by this Section 7) during the Term in accordance with the Lease.

8.	Miscellaneous.

8.01.

This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any improvement allowance, new leasehold improvements, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Lease. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord, except to its attorneys, accountants, representatives and employees who have a need to know such information so long as Tenant notifies any such recipients of the confidential nature of such information (and, in the event of such disclosure by Tenant, Tenant shall be responsible for any further disclosure of such information by the receiving party in violation of this sentence) and except to the extent as required by applicable laws (including, without limitation, disclosures required in connection with a public offering).

8.02.	Tenant represents and warrants to Landlord that, to the best of Tenant’s knowledge, it has no claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease or arising out of any document, writing or instrument executed in connection therewith or herewith. Tenant represents and warrants to Landlord that there exists no Default of Tenant under the Lease or any event that with the giving of notice and passage of time would constitute a Default of Tenant under the Lease.

8.03.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

8.04.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

8.05.	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

8.06.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.07.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents, and the respective principals and members of any such agents, harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Landlord’s leasing agent. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents, harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

8.08.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

8.09.	This Amendment may be executed in multiple counterparts, including by fax, electronic mail and other electronic means, each of which shall be deemed an original and all of which together shall constitute a single instrument.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the dates set forth below, to be effective as of the Effective Date.

LANDLORD:

PKY-401 CONGRESS, LLC, a Delaware limited liability company

By:	/s/ Michael L. Fransen
Name:	Michael L. Fransen
Title:	Vice President & Managing Director
Date:	August 19, 2014

TENANT:

UPLAND SOFTWARE, INC., a Delaware corporation

By:	/s/ Michael Hill
Name:	Michael Hill
Title:	Chief Executive Officer
Date:	August 15, 2014

EXHIBIT A

FIRST AMENDMENT EXPANSION SPACE

Exhibit A

EXHIBIT B

MEMORANDUM OF FIRST AMENDMENT EXPANSION DATE

THIS MEMORANDUM OF FIRST AMENDMENT EXPANSION DATE is made and entered into as of                          , 201    , by and between PKY-401 CONGRESS, LLC, a Delaware limited liability company (“Landlord”), and UPLAND SOFTWARE, INC., a Delaware corporation (“Tenant”), with respect to that certain First Amendment between Landlord and Tenant dated as of                          , 2014 (the “Amendment”).

The First Amendment Expansion Date under the Amendment is                     , 201    , and the First Extended Term Expiration Date under the Amendment is                     , 201    .

The schedule of Base Rent payable with respect to the First Amendment Expansion Space from the First Amendment Expansion Date to the First Extended Term Expiration Date is the following:

Period	Annual Rate Per Square Foot	Monthly Base Rent
/ / - / /	$32.00	$9,709.33
/ / - / /	$33.00	$10,012.75
/ / - / /	$34.00	$10,316.17
/ / - / /	$35.00	$10,619.58
/ / - / /	$36.00	$10,923.00

The schedule of Base Rent payable with respect to the Existing Premises during the period from the First Extended Term Commencement Date to the First Extended Term Expiration Date is the following:

Period	Annual Rate Per Square Foot	Monthly Base Rent
6/1/2017- / /	$35.00	$18,243.75
/ / - / /	$36.00	$18,765.00
/ / - / /	$37.00	$19,286.25

[Signature Page Follows]

Exhibit B

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.

LANDLORD:

PKY-401 CONGRESS, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

UPLAND SOFTWARE, INC., a Delaware corporation

By:
Name:
Title:

Exhibit B